INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 23 to
Registration Statement No. 333-16157 on
Form N-1A of our report dated March 7, 2003 relating to the financial statements of WesMark Funds (including WesMark Small
Company Growth Fund, WesMark Growth Fund,
WesMark Balanced Fund, WesMark Bond Fund, and WesMark West Virginia Municipal Bond
Fund) for the year ended January 31, 2003, and to the reference to us under the heading
"Financial Highlights" in the Prospectus, which is a part of such Registration
Statement.



Deloitte & Touche LLP
Boston, Massachusetts
March 26, 2003